CORRELATION TECHNOLOGY PLATFORM

STANDARD LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of the date set out in Schedule A (“Effective Date”) by and between Make Sence, Inc., a B.V.I. corporation, with an address at PO Box 3463, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, British Virgin Islands VG 1110 (“MSI”) and the party set out in Schedule A (“Licensee”).

WHEREAS, MSI is the owner of certain proprietary information retrieval, information extraction, and knowledge discovery technology embodied in software, know how and trade-secrets, which it licenses; and

WHEREAS, Licensee wishes to obtain a license for MSI’s technology in accordance with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.

DEFINITIONS.

a.

“Authorized Host” means either; (i) MSI in its capacity as a Software hosting services provider to Licensee under the Hosting Services Agreement, or (ii) the entity that is authorized by MSI to provide Software hosting services to Licensee as designated on Schedule A.

b.

“Users” means those persons described in Schedule A whom Licensee is authorized by this Agreement to allow use of the Software and Platform to perform information retrieval, information  extraction, and knowledge discovery tasks including N-Dimensional Queries.

c.

“Business Day” means a business day, which shall exclude weekends and bank holidays in the British Virgin Islands.

d.

“Confidential Information” means; (i) any information disclosed by one  party (the “Disclosing Party”)  to the other party (the “Receiving Party”) in connection with this Agreement that is disclosed in writing, orally or by inspection, and is identified in writing as “Confidential” or “Proprietary”, and (i) any information, in any form, disclosed in any way by MSI to Licensee that relates to the Platform and that is not publicly known.

e.

“Database” means a database comprised of Knowledge Fragments generated by the Software that is used to provide Knowledge Discovery Results.

f.

“E-Discovery Field Of Use” means the use of the Software and Platform in conjunction with existing litigation, arbitration, administrative tribunals or other adversarial legal proceedings.

g.

“Error” means a software problem which causes a material failure of the Software to operate in accordance with its specifications when used as authorized under this Agreement.

h.

“Extension” means an object oriented programming paradigm, as further defined in Schedule D.

i.

“Hosting Services” means services provided by the Authorized Host to the Licensee to host the Software and implement  the  Platform,  and  to  allow  their  use  by

Licensee’s Users through the cloud, web, client-server, mainframe, standalone, or other configuration.

j.

“Hosting Services Agreement” means the agreement between Licensee and the Authorized Host for the provision of Hosting Services.

k.

“Improvement” means any Software or Platform enhancement, improvement, modification, innovation or derivative work, of any kind and nature, whether or not severable from the Software or the Platform, including without limitation Extensions and Specializations.

l.

“Knowledge Discovery Results” means the results, provided by the Platform, of an information retrieval query that have a connection or correlation to each other that is relevant to one or more N-Dimensional Queries.

m.

“Knowledge Fragments” means elemental units of information which can be used to construct correlations providing meaning.

n.

“License” means the license granted by MSI to Licensee authorizing it to; (i) have the Software installed and operated on facilities provided by the Authorized Host through its Hosting Services, and (ii) provide use of the Software through a Delivery Channel for its Users to perform information retrieval, information extraction, and knowledge discovery tasks, including N-Dimensional Queries, as described in Section 2.

o.

“Licensed Field of Use” means any purposes for which Users may perform information retrieval, information extraction, and knowledge discovery tasks, including N- Dimensional Queries, and for which they can use the Knowledge Discovery Results other than the E-Discovery Field Of Use which is reserved for use by MSI or its sublicensees.

p.

“N-Dimensional Query” means a search query to identify correlations of Knowledge Fragments having a connection or correlation to each other that is relevant to the query.

q.

“Performance Specifications” means the specifications for  the performance of the Software, as referenced in Schedule B, and as amended from time to time by MSI.

r.

“Platform” means a technology platform created from the proprietary, patented and patent-pending information retrieval, information  extraction, and knowledge discovery technology developed and referred to by MSI as the “Correlation Technology Platform”, as embodied in the Software, and described in Schedule B.

s.

“Software” means the document information retrieval, information extraction, and knowledge discovery task, software developed and referred to by MSI as the “Correlation Technology Software” and described in and having the Performance Specifications set forth in Schedule B, all Platform Extensions and Platform Specializations, and all Software Updates and Software Upgrades to such products that are provided to Licensee pursuant to Section 5.

t.

“Software Update” means a release or version of the Software other than a Software Upgrade, made generally available to all MSI licensees.

u.

“Software Upgrade” means a release or version of the Software that contains new features or significant functional enhancements, which are indicated by a change in the version identifier for the Software, as determined by MSI in its sole discretion, and that may be subject to separate fees and charges, offered to all MSI licensees.

v.

“Specialization” means an object oriented programming paradigm, as further defined in Schedule D.

w.

“Support” means the services provided by MSI, which may include installation, configuration, customization and/or implementation of the Software for Licensee, on the Authorized Host’s facilities, as set forth herein.

x.

“Delivery Channel” means the cloud, web, client-server, mainframe, standalone, or other configuration” for delivery of Knowledge Discovery Results and provision of other software services.

y.

”PVU” means the unit of measure (defined by MSI by computer processor vendor, brand, type and model number) used to determine the License Fee for the Software and Platform, where each additional PVU licensed is associated with an increase in the License fee as set forth in Exhibit A hereto.

z.

“VAR” means “Value Added Reseller”.

2.

LICENSE.

a.

Software and Platform.

(i)

License. MSI hereby grants to Licensee a non- transferable, revocable License to: (a) have the Software installed and operated solely on the facilities provided by the Authorized Host through its Hosting Services in order to create a Platform, and (b) provide use of the Software and Platform solely for the number of PVU’s set forth in Exhibit A hereto for Licensee’s Users through the Delivery Channel solely to perform information retrieval, information extraction, and knowledge discovery tasks, including N-Dimensional Queries.

(ii)

Restrictions. The License for the Software and Platform is granted solely to Licensee, and not by implication or otherwise to any parent, subsidiary or affiliate of Licensee, or any other third party. All rights to the Software and the Platform not expressly granted by the License are reserved to MSI. Licensee shall not sublicense or distribute the Software to any person. Licensee shall not itself, nor shall it knowingly permit or enable any third party to, decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any Software source code, underlying user interface techniques or algorithms, modify, adapt, translate, or prepare derivative works of the Software, or obtain Platform confidential information or trade secrets. Licensee shall not remove, obscure, or alter MSI’s copyright notices, trademarks, or other proprietary rights notices on, or displayed by, the Software or a Delivery Channel. Licensee shall not refer to, publish, or make any claims or statements regarding, the Software, the Platform, the Databases or the Knowledge  Discovery  Results,  using  any  description  or phrases other than as previously approved in writing by MSI, including but not limited to claims about the mechanical, algorithmic, or theoretical operation of the Software or the Platform.

(iii)

Ownership. MSI or its licensors own and retain all right, title, and interest in and to the Software and the Platform, including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. The Software and Platform are licensed and not sold to Licensee. Licensee shall not in any way, directly or by supporting any third party, challenge, contest, dispute, or take any action that threatens, MSI or its licensors’ ownership of, or rights in and to, the Software or the Platform.

(iv)

Delivery of and Access to Software. MSI shall deliver the Software directly to the Authorized Host, after the Effective Date once the Hosting Services Agreement has been signed, is in full force and a copy of it has been delivered to MSI. Unless Licensee is also the Authorized Host, Licensee shall not have the right to itself receive or access any copies of the Software, whether in code or any other form, at any time or for any purpose. If Licensee is also an Authorized Host, Licensee agrees to the terms of Schedule E, which will specify measures to protect MSI IP placed in Licensee’s possession.

b.

Knowledge Discovery Results.

(i)

Ownership. MSI does not claim any right, title, or interest in and to the Knowledge Discovery Results that are generated using the Software and Platform.

(ii)

Attribution. Licensee and its Users may combine the Knowledge Discovery Results with other content, and reproduce them in other  format and media than originally delivered , provided that the Knowledge Discovery Results are not modified and always contain the attribution set forth in Schedule C. Licensee and the Authorized Users shall not use the attribution, or otherwise refer to MSI, if they have modified the substance of the Knowledge Discovery Results from that provided by the Platform. Licensee will also use the attribution in connection with any and all marketing and promotion of any information retrieval, information extraction and knowledge discovery services offered by it based on the Platform or the Software, including N-Dimensional Queries.

c.

Extensions and Specializations.

(i)

Platform Extensions. Licensee may not develop or have developed any Extensions to the Platform which are applicable to any, except for the Licensed Field of Use granted to Licensee herein. If Licensee identifies the need for an Extension, and asserts a justifiable need for same to MSI, and MSI agrees that such an Extension is a valuable addition to the Software component set or Software functionality of the Platform, MSI at its sole discretion will arrange to have such an Extension coded by MSI personnel or its subcontractors at MSI’s cost. The resulting Extension will become available to Licensee at the next regularly scheduled Software Update or Software Upgrade following testing and release of the Extension by MSI. The categorization of an Extension as a Software Update or Software Upgrade will be made by MSI at its sole discretion.

(ii)

Vertical Market Extensions. Vertical Market Extensions shall be coded by Licensee's own technical personnel and the entire cost of designing, coding and testing the Vertical Market Extensions shall be paid by the Licensee. No Extension of the Platform APIs will be permitted for a Vertical Market Extensions except via formal Platform Extension Request to MSI. Licensee will have no rights to access, view, analyze or otherwise examine any CTP code. Licensee will reimburse MSI for all direct and indirect technical and administrative support costs incurred by MSI in the development and deployment of each Vertical Market Extension. MSI will provide no support whatsoever, and will not be liable in any way, for Software functionality or problems which Licensee or Licensee's clients, customers, or users may experience when using, or created as a result of, any Vertical Market Extension.

(iii)

Platform Specializations. Licensee may not develop or have developed any Specializations to the Platform which are applicable to any Licensed Field of Use, except for the Licensed Field of Use granted to Licensee herein. If Licensee identifies the need for a Specialization, and asserts a justifiable need for same to MSI, and MSI agrees that such a Specialization is a valuable addition to the Software component set or Software functionality of the Platform, MSI at its sole discretion will arrange to have such a Specialization coded by MSI personnel or its subcontractors at MSI’s cost. The resulting Specialization will become available to Licensee at the next regularly  scheduled Software Update or Software Upgrade following testing and release of the Specialization by MSI. The categorization of a Specialization as a Software Update or Software Upgrade will be made by MSI at its sole discretion.

(iv)

Vertical Market Specializations. Vertical Market Specializations shall be coded by Licensee's own technical personnel and the entire cost of designing, coding, and testing the Vertical Market Specializations shall be paid by the Licensee. No Extension of the Platform APIs will be permitted for a Vertical Market Specialization except via formal Platform Specialization Request to MSI. Only existing API protocols can be used by a Vertical Market Specialization. Licensee will have no rights to access, view, analyze or otherwise examine any CTP code. Licensee will reimburse MSI for all direct and indirect technical and administrative support costs incurred by MSI in the development and deployment of each Vertical Market Specialization. MSI will provide no support whatsoever, and will not be liable in any way, for Software functionality or problems which Licensee or Licensee's clients, customers, or users may experience when using, or created as a result of, any Vertical Market Specialization.

(iv) Categorization and Ownership. MSI will have the sole right, in its absolute discretion, to designate any Vertical Market Extension or Vertical Market Specialization as a Platform Extension or Platform Specialization. All rights, title and interest in and to all code components and functions of Platform Extensions and Platform Specializations shall be owned exclusively by MSI, even if Licensee is the source of an Extension or Specialization concept or idea, and Licensee will have no rights to same whatsoever except to the extent granted by the License in Section 2 a.  All rights, title and interest in and to all code components and functions of Vertical Market Extensions and Vertical Market Specializations shall be owned exclusively by Licensee, subject to the grant back provisions of Section 2 d.

d.

Improvements Grant Back.

(i)

Grant Back License. In any case where MSI has designated a Vertical Market Extension or Vertical Market Specialization created by Licensee as a Platform Extension or Platform Specialization, Licensee hereby grants to MSI, its subsidiaries and affiliates, a non-transferable, perpetual, non- exclusive, world-wide, fully paid-up, royalty free license to use (including by sub-license) for themselves and all their customers and licensees, in any way and for any purpose as long as they are granted to Licensee by this Agreement, directly and through hosting services providers, any and all Improvements (excluding software) subject to patent, trade secret or other proprietary protection, that Licensee develops or has developed in connection with those designated Extensions and Specializations at any time during the term of the License. For greater certainty, the grant back license a) applies to only those Vertical Market Extensions and Vertical Market Specializations designated by MSI as Platform Extensions and Platform Specializations, (b) does not apply to software code but does apply to all principles, concepts, ideas, innovations, algorithms, designs and structures that may underlie or be used by the code, and (c) does not apply to any technology that was developed independently of and without access to the Software or MSI confidential information, by a third party that was not an affiliate or associate of Licensee, if such technology is licensed to or acquired by the Licensee in an arms-length transaction to use as an Improvement.

(ii)

Notice and Delivery. Licensee shall notify MSI of all such Improvements promptly after their development, and as soon as reasonably possible provide MSI with full readily understandable details and copies of the Improvements, in format and media reasonably usable by MSI,

(iii)

Competing Products. Licensee shall not use any Improvement in any way as, or in support of, a product or service that is competitive or disruptive in any way to the business or operations of MSI, hosting services provider authorized by MSI, or MSI’s licensees.

e.

VAR License. This License is not a VAR license and cannot be used as a VAR License. A VAR is a qualified independent reseller of software solutions based upon the Correlation Technology Platform.

3.

HOSTING SERVICES.

Licensee is required to promptly after the Effective Date enter into a Hosting Services Agreement with the Authorized Host for the provision of Hosting Services for the Software. If MSI is not the designated Authorized Host; (a) all terms and conditions of the Hosting Services Agreement will be subject to the prior review and approval of MSI before Licensee enters into the Hosting Services Agreement, and  (b)  MSI shall have no obligations or liabilities under the Hosting Services Agreement  or for the  actions or inactions of  the

Authorized Host. MSI shall provide its know how and support to the Authorized Host to assist it in the installation, configuration and implementation of the Platform on the facilities used by the Authorized Host, at the fees set out in Schedule A.

4.

FEES.

a.

Fees. Licensee shall pay MSI the License fee, and any maintenance and support fees, in the amounts set forth on Schedule A. All fees quoted and payments made shall be made in the currency specified for this License in Schedule A. MSI shall designate, by separate letter, the account to which all payments will be made.

b.

Invoicing and Payment. All fees are due and payable as set out on Schedule A. Fees, which do not have a payment schedule set out are due and payable within 30 days after the date of receipt of MSI’s invoice.

c.

Late Payments. All overdue amounts will bear interest from due date at the rate of 1.5% per month or the maximum legal rate, if less. Licensee shall reimburse MSI for all reasonable costs incurred (including reasonable attorneys’ fees) in collecting past due amounts.

d.

Taxes. Licensee shall pay all sales, use and any other similar taxes imposed by any federal, state provincial, local or other governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon MSI’s net income. When MSI has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Licensee unless Licensee provides MSI with a valid tax exemption certificate authorized by the appropriate taxing authority.

5.

MAINTENANCE AND SUPPORT.

MSI will provide maintenance and support, including Software Updates, and contracted for Software Upgrades, pursuant the terms and conditions of its offered support plans and as set forth in Schedule A.

6.

WARRANTY AND DISCLAIMER.

a.

Warranty. MSI warrants to Licensee that the Software will substantially conform to the material Performance Specifications under normal use. MSI does not warrant that the Software will meet all of Licensee’s or its Users’ requirements or that the use of the Software will be uninterrupted or error-free. MSI’s sole obligation under this warranty is to use commercially reasonable efforts to correct or replace any non-conforming Software. MSI shall not be liable in any way for any functionality performance representations made by Licensee which exceed, conflict in any way with, or are not set out in, the applicable Performance Specifications as published by MSI from time to time.

b.

DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SOFTWARE, THE PLATFORM, DATABASES, AND KNOWLEDGE DISCOVERY RESULTS ARE PROVIDED “AS IS”, AND MSI AND ITS LICENSORS MAKE NO OTHER WARRANTIES OF ANY  KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE WITH RESPECT TO THE SOFTWARE, PLATFORM, DATABASES, KNOWLEDGE DISCOVERY RESULTS, OR ANY SUPPORT, AND DISCLAIM ALL IMPLIED  WARRANTIES  OF  MERCHANTABILITY,  NON-

INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

7.

INDEMNIFICATION.

Licensee shall indemnify, hold harmless and defend MSI from any and all costs and expenses arising from, and pay all damages awarded pursuant to, any claim, action or proceeding brought against MSI based on Licensee’s or its Users; (a) use of the Software, Platform or Delivery Channel that violates any intellectual property rights of a third party or any law, (b) manner or purpose of use of any Knowledge Discovery Results, (c) breach of the License provisions set out in Section 2, or (d) breach of the confidentiality provisions set out in Section 9.

8.

LIMITATION OF LIABILITY.

IN NO EVENT SHALL MSI OR ITS LICENSORS BE LIABLE TO LICENSEE OR ITS USERS FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFIT, REVENUE OR ANY OTHER LOSS ARISING OUT OF LICENSEE’S OR  ITS USERS USE OF OR INABILITY TO USE THE SOFTWARE, PLATFORM, CLOUD, WEB, CLIENT-SERVER, MAINFRAME, STANDALONE, OR OTHER CONFIGURATIONS OR DATABASES, OR ANY DEFECTS IN THE SOFTWARE, PLATFORM, DATABASES OR KNOWLEDGE DISCOVERY RESULTS, OR THE COST OF RECREATING LOST DATA, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE), AND WHETHER OR NOT MSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL MSI’S LIABILITY EXCEED THE TOTAL FEES PAID BY LICENSEE TO MSI UNDER THIS AGREEMENT.

9.

CONFIDENTIALITY.

a.

Obligation. A party (the “Receiving Party”) shall treat as confidential and not disseminate any Confidential Information received from the other party (the “Disclosing Party”), except as expressly permitted under this Agreement. The Receiving Party shall use the same measures to protect the Confidential Information from unauthorized use and disclosure that it uses to protect its own confidential information of a similar nature, but in no event less than reasonable measures.

b.

Exceptions. The foregoing restrictions shall not apply to information   that   the   Receiving   Party   can   demonstrate;

(a)

was independently developed by the Receiving Party without any use of the Confidential Information of the Disclosing Party and by  employees  or  other  agents  of (or independent  contractors  hired  by)  the  Receiving  Party who have not been exposed to the Confidential Information,

(b)

becomes known to the Receiving Party, without restriction, from a third party without breach of this Agreement and  who  had  a  right  to  disclose  it,  (c) was  in  the  public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party,

(d) was rightfully known to the Receiving Party, without restriction,  at  the  time  of  disclosure,  or  (e) is  disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body. In each case, the Receiving Party shall provide prompt notice thereof to the

Disclosing Party and shall use reasonable efforts to assist the Disclosing Party at its cost, to obtain a protective order or otherwise prevent public disclosure of such information.

c.

Remedy.

The Receiving Party acknowledges that a breach of the foregoing confidentiality obligations would cause irreparable harm to the Disclosing Party, the extent of which would be difficult to ascertain. Accordingly, the Receiving Party agrees that the Disclosing Party will be entitled to immediate injunctive relief in the event of a breach by the Receiving Party or any of its employees of the provisions of this Section.

10.

TERM AND TERMINATION.

a.

Term. This Agreement, including without limitation the License and any contracted maintenance and support, shall commence on the Effective Date and remain in full force and effect for the initial term set out in Schedule A, unless earlier terminated as provided herein, and thereafter this Agreement shall automatically renew for successive one (1) year periods unless either Party provides written notice to the other Party of its election to terminate this Agreement, at least sixty (60) days prior to the commencement of the next renewal period

b.

Termination By MSI.

MSI may terminate this Agreement, the License granted herein, and all support services, immediately upon written notice if Licensee breaches Section 2 or any other material term of this Agreement, and either fails to correct the breach within 10 days following written notice specifying the breach, or if such breach cannot be cured in 10 days, fails to diligently and continuously pursue all reasonable remedial actions necessary to cure such breach. In each case Licensee must provide MSI with regular updates regarding the actions taken by Licensee.

MSI may terminate this Agreement, the License granted herein, and all support services, immediately upon written notice if the Hosting Services Agreement terminates for any reason, or if the Hosting Services Agreement is not executed and in full force and effect within 90 days of the Effective Date of this Agreement.

Access to the Platform or Delivery Channel, or the processing or delivery of all information retrieval queries submitted by a User, is subject to immediately termination or suspension for any User, if; (a) such User’s use of the Software, Platform, Delivery Channel, or Knowledge Discovery Results violates any intellectual property rights of a third party or any law, (b) such User takes any action which is in conflict with the License provisions set out in Section 2, or

(c)

such User injures or threatens to injure MSI’s or the Authorized Host’s rights to the Software or the Platform. Upon learning of any such event, Licensee shall immediately take all steps necessary to cause the User to terminate such activities, and shall terminate access to the Platform and Web Channel for the User if such User does not co-operate, and diligently and promptly ceases such activities. In each such case, Licensee must provide MSI with regular frequent updates regarding the actions taken by Licensee and the status of the matter.

c.

Termination by Licensee. Licensee may terminate this Agreement if MSI breaches a material term of this Agreement and either fails to correct the breach within 90 days following written notice specifying the breach, or if such breach cannot be cured within 90 days, fails to diligently and continuously pursue all commercially reasonable remedial actions necessary to cure such breach.

d.

Termination for Insolvency. Either party may terminate this Agreement by giving written notice of termination to the other party at any time if the other party ceases its operations, files, whether voluntary or involuntary, a petition in bankruptcy or insolvency (which petition is not dismissed within 60 days), is adjudicated bankrupt or insolvent, makes an assignment for the benefit of creditors, or appoints a receiver for all or substantially all of its assets. Any such termination shall be effective upon written notice.

e.

Remedies after Termination. Termination of this Agreement or the License, or suspension of any obligations, occurring pursuant to this Agreement, shall not limit either party from pursuing any other remedies available to it, nor shall such termination relieve Licensee’s obligation to pay all fees due under this Agreement.

f.

Survival.

Upon termination of this Agreement, the provisions of Sections 2.a(iii), 2.b(i), 2.c, 2.d, 6.b, 7, 8, 9, 10.e, 10.f, 10.g, 10.h, 12b, 12.c, 12.d, and all payment obligations incurred prior to the effective date of such termination, shall survive. All other provisions of this Agreement shall terminate, unless otherwise provided by this Agreement.

g.

Return of Materials and Ceasing Advertising. Upon termination of this Agreement, Licensee shall; (a) cease using the Software and the Platform, for any purpose, and cease providing access to any Delivery Channel for its Users, (b) return or destroy all technical documentation and materials relating to the Software, the Platform and any Delivery Channel, (c) remove all references to Licensee as a customer of MSI, or an authorized user of the Software, from its website, marketing, advertising and all other materials, and

(d)

promptly provide its officer’s certification to MSI that Licensee has performed all obligations set forth in this Section 10.g.

h.

Injunctive Relief. Each party acknowledges that breach of Sections 2 or 9 would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, the parties agree that, in addition to any other remedies to which the injured party may be legally entitled, MSI shall have the right to obtain immediate injunctive relief in the event of a breach of such sections by the other party or any of its officers, employees, consultants or customers, without the need to show irreparable harm.

11.

EXPORT REGULATIONS. If Licensee intends to have the Software installed on hardware or equipment provided by an Authorized Host in a location outside the B.V.I., Licensee will comply with all applicable B.V.I. export laws and regulations, as well as all import laws and regulations of the country in which the Authorized Host has its location.

12.

MISCELLANEOUS.

a.

Assignment. Licensee may not assign or delegate any of its rights or obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of MSI, which consent is subject to the sole discretion of MSI. Any assignment by Licensee without the consent of MSI shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

b.

Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement will be effective unless in writing and signed by both parties. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

c.

Governing Law. This Agreement shall be governed by the laws of the British Virgin Islands, excluding its conflict of laws provisions. The parties expressly reject application of the United Nations Convention on Contracts for the International Sale of Goods.

d.

Written Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or; (i) the day following transmission if sent by email or facsimile which was followed promptly thereafter by written confirmation by registered overnight carrier or certified mail,

(ii) one day after  posting when sent by registered private overnight carrier, or (iii) five days after posting when sent by certified mail.  Notice shall be sent to MSI and Licensee at the applicable address set forth in this Agreement, or at such other address as shall be given by either party to the other in writing in accordance with this provision.  A copy by email of all written notices shall be sent to MSI and Licensee to the email addresses specified in writing by each party.

e.

Independent Contractors. The parties are independent contractors.     Neither  party  shall  be  deemed  to  be  an

employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

f.

Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

g.

Force Majeure. Except for Licensee’s obligations to pay MSI hereunder, neither party shall be liable to the other party for any failure or delay in performance caused by reasons beyond its reasonable control.

h.

Publicity. Licensee shall not issue any press release or public announcement of any nature or form concerning this Agreement without its prior review by and consent of MSI. MSI shall have the right to disclose Licensee as a customer of MSI. Licensee agrees to be a customer reference for MSI’s customer prospects inquiries as well as press inquiries.

i.

English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

j.

Complete Understanding. This Agreement, including all Schedules attached hereto, constitutes the final,  complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any other prior or contemporaneous agreement or understanding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date

Make Sence, Inc.	(“Licensee”): Venza Gold Corp.

By: /s/ Carl Wimmer	By: /s/ Gerry Diakow
Name: Carl Wimmer	Name: Gerry Diakow
Title: President	Title: President
Date: December 2, 2013	Date: December 2, 2013

SCHEDULE A

EFFECTIVE DATE, LICENSEE, FEES, MAINTENANCE

1.

EFFECTIVE DATE: November 25, 2013

2.

LICENSEE

(a)

Name: Venza Gold Corp.

(b)

Address: 810-789 West Pender Street, Vancouver BC V6C 1H2

(c)

Email: gdiakow@hotmail.com

Email:

cch@stockslaw.com

(d)

Fax:

(e)

Designated Contact:   Gerry Diakow

Designated Contact:   Charles Hethey

3.

USERS

(a)

Description: K12 education users

(b)

Usual Location: All

(c)

Licensed Field of Use:

The Licensed Field of Use means use strictly and only within the field of K12 educational services. Unless agreed to in writing by both parties to this agreement, Venza Gold may not build or market any product using the software that does not demonstrate unambiguous purpose in K12 education, and that is not unambiguously directed to participants in K12 education programs. Users must either a) assert their age, or b) their participation in a K12 Educational Services program recognized for such purposes by a competent authority in each user’s respective jurisdiction. For this agreement a “Competent Authority” for the purpose of verifying user eligibility is considered a government, or government sanctioned entity responsible for regulation of K12 education. Furthermore, a competent educational authority as defined in this agreement is an organization that is government, government sanctioned, an educational collection holder, or service provider of educational resources.

Within the field of K12 educational services Venza Gold Users may perform information retrieval, information extraction, and knowledge discovery tasks, including N-Dimensional Queries, and for which they can use the Knowledge Discovery Results utilizing resources that are deemed by competent educational authority to be in the K12 education domain, as described in the paragraph of this Agreement “Venza Gold Database.”

The User Assertion that will satisfy the terms of the “licensed field of use” paragraph of this Agreement will take the common form of a “Submit Button Agreement” by which the user accepts the Venza Gold Terms of Use.  Venza Gold agrees that the Venza Gold Terms of Use will be made available to all users at all times, and at all times, in perpetuity, such Terms of Use will incorporate the restrictions of this license.

The Venza Gold Database means a database comprised of Knowledge Fragments generated by the Software that is used to provide Knowledge Discovery Results devoted to collections that are directed at K12 education.  The collections that are eligible for the Venza Gold Database must be, by mutual agreement of Make Sence, Inc. and Venza Gold, only K12 educational resources. Venza Gold further

Correlation Technology Platform Standard License Agreement - Schedule A

Make Sence, Inc - Venza Gold Corp.

explicitly agrees that for the purposes of this agreement, only K12 education collections that are defined, assembled, provided or provisioned by entities which are unambiguously competent and authoritative participants in K12 education are permitted in the Venza Gold Database. A competent educational authority as defined in this agreement is an organization that is government, government sanctioned, an educational collection holder, or service provider of educational resources.

Venza Gold agrees to provide the then current list of K12 educational resources to Make Sense, Inc. on a quarterly calendar year basis.  Any resource in the Venza Gold Database which is deemed, following discussions by both parties, to be in violation of the licensed field of use, or the provisions of the Venza Gold Database paragraphs of this agreement, will be removed, and Venza Gold will certify to Make  Sence, Inc that such resource has been removed from the Venza Gold Database.  Any disputes as to the resource being in violation of this Agreement would be subject to review by an independent competent authority in the K12 education domain acceptable to Make Sence, Inc. and Venza Gold Corp.

Make Sence, Inc. Audit, and Venza Gold “Blacklist”: Venza Gold agrees to retain the IP address of every user of every Venza Gold product for a minimum of six months, and to provide the list of such  Venza Gold user IP addresses to Make Sence, Inc. for audit on a quarterly basis. Make Sence, Inc. shall be explicitly permitted to audit such list of Venza Gold User IP Addresses, and determine, at Make Sence, Inc.’s absolute discretion, which IP addresses if any are in violation of this Agreement.  Example violators of the Agreement may include, without limitation, users with IP addresses belonging to corporations not associated with any K12 Education purpose, users with IP addresses documented to have no K12 Education participants, and other such users as Make Sence, Inc. may identify.  Make Sence, Inc. shall  be permitted to submit to Venza Gold a list of IP addresses deemed in violation of this Agreement, and Venza Gold explicitly agrees to “blacklist” all IP addresses submitted by Make Sence, Inc.  By common definition, a “blacklist” is a simple web application feature which rejects programmatic calls to invoke web services originating from IP addresses deemed in violation of a given web location’s Terms of Use.

4.

AUTHORIZED HOST: To be determined

5.

FEES

(a)

Number of PVU’s licensed: N/A

(b)

Fees: Gross Revenue Share (GRS) plus one time license fee of $1,000,000 USD.

The License fee for the first 125,000 queries per day is $1,000,000 USD not including GRS. The License fee is $500,000 USD in cash, and $500,000 in shares of Venza Gold Corp. at a settlement price of $0.175 per share for 2,857,142 shares.

(c ) Payment Schedule of License Fee:

The cash portion of the License Fee ($ 500,000 USD) is payable at the earlier of:

$ 100,000 USD no later than April 1st, 2014, and an additional

$ 200,000 USD no later than August 1st, 2014, and an additional

$ 200,000 USD no later than January 1st, 2015;

OR

The full unpaid balance of the cash portion of the License Fee (or as much thereof that can be paid) shall be paid immediately upon Venza Gold’s raise of additional funds beyond $ 500,000 USD through the initial tranche (Tranche One - 5,000,000 shares planned sale at $ 0.10 USD per

Correlation Technology Platform Standard License Agreement - Schedule A

Make Sence, Inc - Venza Gold Corp.

share). Venza Gold explicitly agrees that any additional funds so raised will be allocated to pay the unpaid balance of the cash portion of the License Fee.

The portion of the License Fee to be issued as 2,857,143 shares of Venza Gold shall be issued by Venza Gold to Make Sence, Inc. on the day following the issue of any or all of the 5,000,000 shares of Tranche One.

The License fee for all queries over 125,000 queries/day is a 45% Gross Revenue Share, as described in this Agreement.

Make Sence, Inc. expressly and explicitly agrees that in the event that Venza Gold Corp. is unable to complete the initial private placement of $ 500,000 USD then Venza Gold Corp. has the right, at its sole discretion, to terminate this agreement, and such termination will relieve Venza Gold Corp.’s obligation to pay all fees due under this Agreement.  Upon completion of the initial private placement of $500,000.00 USD, this clause is null and void and of no further effect.

Revenue: For the purposes of this Agreement, Make Sence, Inc. and Venza Gold Corp. jointly stipulate that the term "Revenue" shall mean "Gross Revenue" and shall apply to all Venza Gold Corp. income that Venza Gold Holdings receives from any and all of its business activities.  Such business activities may include, without limitation, the sale of goods and services to customers, collection of interest, royalties, fees, and income from any and all other sources or arrangements from which or by means of which  Venza Gold Corp. receives income.  Both parties further stipulate that the term "Revenue" explicitly does not refer to "profits" or any other term which expressly or implicitly indicates that deductions from income amounts have been taken for any reason or purpose prior to being recognized as income.

Gross Revenue Share: For the purposes of this Agreement, Make Sence, Inc. and Venza Gold Corp. jointly stipulate that the term "Gross Revenue Share" shall apply to a division of all Venza Gold Corp. Revenue as defined above.  By mutual agreement, said division of Revenue shall occur prior to any  other deduction or division or other reduction of any description to the Gross Revenue received by Venza Gold Corp.

Payment Schedule: Venza Gold Corp. expressly and explicitly agrees that immediately upon receipt of Revenue as described in this Agreement, Venza Gold Corp. will transfer to a Make Sence, Inc. account designated by Make Sence, Inc. the Gross Revenue Share Percentage of said Revenue which under terms of this Agreement is owed to Make Sence, Inc.   Both parties agree that the terms of this provision of this Agreement are to be implemented as electronic money transfers.  Venza Gold Corp. explicitly agrees that, absent force majeure, Venza Gold Corp. will permit no delays, impose no constraints, retain no amounts, or otherwise take any action to prevent or impede the timely transfer of the agreed percentage of Revenue to Make Sence, Inc.

(d)

Installation and Implementation Fee: as per Software Development agreement

(e)

Support Fees

Any Software defect resolution costs incurred by MSI that are shown to be due to a verified defect in the components or functionality of the Platform as provided to Licensee, relative to MSI’s issued Performance Specifications, will be borne by MSI. All other Software defect resolution costs shall be borne by Licensee at MSI’s published professional services rates.  In the event MSI offers support plans as set forth in the Hosting Services Agreement, Licensee shall be entitled to subscribe for such support plans.

Correlation Technology Platform Standard License Agreement - Schedule A

Make Sence, Inc - Venza Gold Corp.

6.

MAINTENANCE AND SUPPORT: Included

7.

INITIAL TERM OF LICENSE: Fifty (50) years from date of agreement

8.

DESIGNATED CURRENCY FOR ALL PAYMENTS TO MSI UNDER THIS AGREEMENT

All payments to be made in USD (United States Dollars).

$500,000 USD license fee cash payment to be sent to Make Sence Florida Inc. by electronic money transfers.

$500,000 USD license fee shares payment of 2,857,142 Venza Gold shares to be issued to Make Sence, Inc. (MSI).

GRS fees to Make Sence, Inc, or to MSI designates as instructed by MSI.

9.

SPECIAL COVENANT ON EXCLUSIVITY: Make Sence, Inc. agrees for the benefit of Venza Gold Corp. that for the duration of this Agreement, Make Sence, Inc. will not sign or execute, nor will permit same by any entity owned or controlled by Make Sence, Inc., a License Agreement with any other party where such License Agreement includes provisions for

1.

A Gross Revenue Share as described in the present Agreement, and;

2.

A Licensed Field of Use as described in the present Agreement, and;

3.

A corpus of K12 Educational Resources as described in the present Agreement;

Both Make Sence, Inc. and Venza Gold Corp. expressly and explicitly stipulate that all three of the above terms of this Covenant must apply in order for this Covenant to be invoked.  Make Sence, Inc. asserts that the sole purpose of this Covenant is to provide a competitive advantage to Venza Gold Corp., where such competitive advantage is limited to the Licensed Field of Use described in this Agreement and for use of the Venza Gold Corp. corpus described in the Agreement.

10.

SPECIAL COVENANT ON CIRCUMVENTION OF REVENUE: Venza Gold Corp. agrees to enter into no agreement and to take no action that would redirect, or reduce, or eliminate any Revenue recognized as Venza Gold Corp. income from any source or income from any business activity according to the terms of this Agreement so as to benefit of any third party, or, so as to benefit Venza Gold Corp. exclusively, or so as to jointly benefit any third party and Venza Gold Corp., or so as to result in any way in the exclusion of Make Sence, Inc. from receiving the full Gross Revenue Share described in this Agreement had no  such agreement be entered into or no such action taken by Venza Gold Corp.. For better clarity this Agreement explicitly precludes Venza Gold Corp. from any transaction which redirects, reduces, or eliminates without limitation advertising revenue, user fees, royalties, or income from sales of goods so that all or some portion of such revenue, fees, royalties or income would not be recognized or would no longer be recognized as Revenue according to the terms of this Agreement.  For the duration of this Agreement, Venza Gold Corp. agrees to protect and preserve the interests of Make Sence, Inc. with respect to the recognition of Revenue by Venza Gold Corp.  In the event that Venza Gold Corp., is  proved to have entered into an agreement or taken an action in breach of this covenant, then Venza Gold Corp. shall be considered in material breach of this License Agreement as described in and governed by Section 10.b of this License Agreement.

Correlation Technology Platform Standard License Agreement - Schedule A

Make Sence, Inc - Venza Gold Corp.

SOFTWARE & PLATFORM SPECIFICATIONS

(a)

“Software” means the software developed and referred to by MSI as the “Correlation Technology Software”, for document information retrieval, information extraction, and knowledge discovery tasks, including N-Dimensional Queries, to identify correlations of Knowledge Fragments or specific Eligible Documents having a connection or correlation to each other that is relevant to the query, as further described in documentation that had been previously provided to the Licensee by MSI.

(b)

“Platform” means the technology platform developed and referred to by MSI as the “Correlation Technology Platform”, comprised of the Software, and the know how and trade secrets for configuring and implementing the Software, to allow document information retrieval, information extraction, and knowledge discovery tasks, including N- Dimensional Queries, as further described in documentation that had been previously provided to the Licensee by MSI.

(c)

Performance Specifications: MSI shall have the right to establish and modify in its sole discretion, from time to time, the performance standards and specifications for both the Platform hardware environment and the Software.

Correlation Technology Platform Standard License Agreement - Schedule A

Make Sence, Inc - Venza Gold Corp.

SCHEDULE B

SOFTWARE & PLATFORM SPECIFICATIONS

SOFTWARE & PLATFORM SPECIFICATIONS

(a)

“Software” means the software developed and referred to by MSI as the “Correlation Technology Software”, for document information retrieval, information extraction, and knowledge discovery tasks, including N-Dimensional Queries, to identify correlations of Knowledge Fragments or specific Eligible Documents having a connection or correlation to each other that is relevant to the query, as further described in documentation that had been previously provided to the Licensee by MSI.

(b)

“Platform” means the technology platform developed and referred to by MSI as the “Correlation Technology Platform”, comprised of the Software, and the know how and trade secrets for configuring and implementing the Software, to allow document information retrieval, information extraction, and knowledge discovery tasks, including N- Dimensional Queries, as further described in documentation that had been previously provided to the Licensee by MSI.

(c)

Performance Specifications: MSI shall have the right to establish and modify in its sole discretion, from time to time, the performance standards and specifications for both the Platform hardware environment and the Software.

SCHEDULE C ATTRIBUTION

ATTRIBUTION

On all N-Dimensional Query pages and pages containing Search Results, Licensee shall include the phrase: “Powered by Correlation Technology Platform/ Make Sence, Inc.,” and linked to MSI’s home page of its web site.

Adjacent to this phrase, Licensee shall display the following copyright notice, with the current year replacing the “XX”: “Correlation Technology Platform © 20XX Make Sence, Inc. All Rights Reserved.”

SCHEDULE D EXTENSIONS AND SPECIALIZATIONS

DEFINITIONS

For purposes of this Agreement, Extensions and Specializations are object oriented programming paradigms that are defined as below.

(a)

A “Specialization" is the creation of a software function or software component which utilizes the same application programming interface (“API”) programmatic protocols as an existing software system component or software function, but such function or component performs a more "specialized" version of the software function or component in order to serve some specific need within the software system.

An example of Specialization: A bank computer software program "platform" which includes a software routine that calculates simple interest using a fixed interest rate may be in use at a bank.  When the operators of the bank system need a version of the program that calculates interest based upon Libor instead of a fixed interest value, the bank will not re-write the entire platform of computer software. Instead, the bank will write only a specialization of the existing interest calculator which performs as desired. This software routine will be invoked instead of the "generic" or "general" version when the computer system software determines that interest for a given account must be calculated based upon Libor. The specialized routine uses the same protocol (API) as the generic routine.

(b)

An “Extension” is the incremental or independent addition of functionality to a software object, software component, or software system, or the incremental or independent addition of a software object or software component to a software system.

An example of an Extension: If the bank decides it needs a routine to calculate the exchange rate between two currencies, but no such routine exists currently, the bank will have coded an additional component of the bank software platform in order to add the new functionality to the bank software platform's capabilities. The new software becomes an integral part of the bank software program platform.